Exhibit 4.1

Dated the 21st day of May 2018

LEUNG IRIS CHI YU

(as Vendor)

and

Giant Connection Limited

(巨人網絡有限公司) (as Purchaser)

SHARE EXCHANGE AGREEMENT in respect of 100% of the issued share capital of PARIS SKY LIMITED

THIS AGREEMENT is made on the day of May 2018

BETWEEN

(1)	Leung Iris Chi Yu, with Hong Kong identity card number Z286*** whose address is situated at 1313A, 13/F, Ocean Centre, 5 Canton Road, Tsimshatsui, Hong Kong ( the “Vendor”);

AND

(2)	Giant Connection Limited (巨人網絡有限公司), a company incorporated with limited liability in Seychelles, whose registered office is situated at Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahé, Republic of Seychelles (the “Purchaser”).

WHEREAS:

(A)	As at the date of this Agreement, the Company (particulars of which are set out in Schedule 1) has an issued share capital of 1 issued and fully paid share. The Company is owned as to 100% by the Vendor.

(B)	As at the date of this Agreement, the Purchaser is a wholly owned subsidiary of SGOCO.

(C)	The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Share upon the terms and conditions set out in this Agreement.

(D)	Upon Completion, the Company will be owned as to 100% by the Purchaser.

(E)	As at the date of this Agreement, CSL is a wholly owned subsidiary of SGOCO International. As part of the Consideration, SGOCO International will transfer the CSL Shares to the Vendor and upon Completion, CSL will be owned as to 49% by the Vendor.

(F)	As at the date of this Agreement, BOCA is a wholly owned subsidiary of SGOCO International. As part of the consideration, SGOCO International will transfer the BOCA Shares to the Vendor and upon Completion, BOCA will be owned as to 48.9% by the Vendor.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

“Agreement”	this share exchange agreement (including its Recitals and Schedules), as may be amended or supplemented from time to time;
“business day”	a day (other than Saturday) on which banks are open in Hong Kong for general banking business;

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“Balance of the Consideration”	has the meaning ascribed to it in clause 3.1;
“BOCA”	Boca International Limited, a company incorporated in Hong Kong with limited liability, particulars of which are set out in Schedule 7;
“BOCA Accounts”	the audited financial statements of BOCA comprising the income statement for the financial year ended the BOCA Accounts Date and the balance sheet as at the BOCA Accounts Date;
“BOCA Accounts Date”	31st March 2017
“BOCA Management Accounts”

the unaudited management accounts of BOCA comprising the income statement for such period after the BOCA Accounts Date and up to the BOCA Management Accounts Date and the balance sheet as at the BOCA Management Accounts Date;

“BOCA Management Accounts Date”	31st December 2017
“BOCA Shares”	90 shares in the share capital of BOCA, being 48.9% of its entire issued share capital as at the date of this Agreement;
“Company”	Paris Sky Limited, a company incorporated in the Republic of Marshall Islands with limited liability, particulars of which are set out in Schedule 1;
“Completion”	completion of the sale and purchase of the Sale Share and the CSL Shares pursuant to Clause 5;
“Completion Date”	three (3) business days following the date on which all the Conditions Precedent are fulfilled or waived (as the case may be);
“Conditions Precedent”	the conditions precedent set out in Clause 4;
“Consideration”	has the meaning ascribed to it in Clause 3.1;
“Consideration Shares”	has the meaning ascribed to it in Clause 3.2;
“CSL”	Century Skyway Limited, a company incorporated in Hong Kong with limited liability, particulars of which are set out in Schedule 5;
“CSL Accounts”	the audited financial statements of CSL comprising the income statement for the financial year ended the CSL Accounts Date and the balance sheet as at the CSL Accounts Date;

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“CSL Accounts Date”	31st December 2017;

“CSL Management Accounts”

the unaudited management accounts of CSL comprising the income statement for such period after the CSL Accounts Date and up to the CSL Management Accounts Date and the balance sheet as at the CSL Management Accounts Date;

“CSL Management Accounts Date”	31st December 2017;
“CSL Shares”	4,900 shares in the share capital of CSL, being 49% of its entire issued share capital as at the date of this Agreement;
“Existing Encumbrances”	means the existing Encumbrances or security interest created over the landed asset of the Company owing and outstanding immediately prior to the Completion;
“Encumbrance”	any option, right to acquire, right of pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, counterclaim, trust arrangement or other security or any equity or restriction;
“HK$”	Hong Kong dollars, the lawful currency of Hong Kong;
“HKIAC”	Hong Kong International Arbitration Centre;
“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;
“Inland Revenue Ordinance”	Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong);
“Long Stop Date”	31 July 2018 or such later date as may be agreed between the Vendor and the Purchaser;
“Management Accounts”	the unaudited management accounts of the Company comprising the income statement for such period up to the Management Accounts Date and the balance sheet as at the Management Accounts Date;
“Management Accounts Date”	15th May 2018;
“NASDAQ”	National Association of Securities Dealers Automated Quotations, the stock market in the USA;
“Parties”	parties to this Agreement and a “Party” means any one of them;

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“Promissory Note”	the promissory note in the form set out in Schedule 9;
“Purchaser Warranties”	the representations, warranties and undertakings made by the Purchaser and contained in Clause 6, Schedule 3, Schedule 6 and Schedule 8;
“Sale Share”	1 share in the share capital of the Company, being 100% of its entire issued share capital as at the date of this Agreement;
“SGOCO”	SGOCO Group, Ltd., a company incorporated in the Cayman Islands whose shares are listed and traded on NASDAQ;
“SGOCO International”	SGOCO International (HK) Limited, a company incorporated in Hong Kong and a wholly-owned subsidiary of SGOCO;
“SGOCO Shares”

ordinary shares of SGOCO, par value US$0.004 per share (or of such other securities as shall result from a subdivision, consolidation, re-classification or re-construction of such shares from time to time);

“Taxation”

all forms of tax, rate, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

“USA”	the United States of America;
“US$”	United States dollars, the lawful currency of the USA;
“Vendor Warranties”	the representations, warranties and undertakings made by the Vendor and contained in Clause 6 and Schedule 2;
“Warranties”	the Vendor Warranties and the Purchaser Warranties; and
“%”	per cent.

1.2	In this Agreement:

(a)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

(b)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

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(c)	words denoting the singular number only shall include the plural number also and vice versa;

(d)	words denoting one gender only shall include the other genders and the neuter and vice versa;

(e)	words denoting persons only shall include firms and corporations and vice versa;

(f)	references to any provision of any statute shall be deemed also to refer to any modification or re-enactment thereof or any instrument, order or regulation made thereunder or under such modification or re-enactment; and

(g)	references to any document in the agreed form is to such document which has been initialed by the parties for identification.

1.3	Headings shall be ignored in construing this Agreement.

1.4	The Recital and the Schedules are part of this Agreement and shall have effect accordingly.

2.	SALE AND PURCHASE OF SALE SHARE

Subject to the terms and conditions of this Agreement, the Vendor, as legal and beneficial owner, shall sell the Sale Share to the Purchaser and the Purchaser shall purchase the same from the Vendor free from all Encumbrances and third party rights of any kind and together with all rights now or hereafter attaching thereto including the right to receive all dividends and distributions declared, made or paid on or after the Completion Date.

3.	CONSIDERATION

3.1	The aggregate consideration (the “Consideration”) of the Sale Share to be paid by the Purchaser to the Vendor is HK$368,406,000.00 (equivalent to US$47,231,538.46 adopting the exchange rate of US$1.00 = HK$7.8), which shall be satisfied by:-

(a)	the allotment and issue of the Consideration Shares (hereinafter defined) by SGOCO on the Completion Date;

(b)	the transfer of the CSL Shares by SGOCO International to the Vendor or her nominee which has an agreed value of HK$126,126,000;

(c)	the transfer of the BOCA Shares by SGOCO International to the Vendor or her nominee which has an agreed value of HK$184,842,000; and

(d)	the payment of such amount of cash by the Purchaser to the Vendor as representing the balance of the Consideration (the “Balance of the Consideration”) after deducting the value represented by the Consideration Shares, the CSL Shares and the BOCA Shares which shall be satisfied by issuing the Promissory Note to the Vendor by the Purchaser.

3.2	The Purchaser shall procure SGOCO to allot and issue 3,889,050 SGOCO Shares (the “Consideration Shares”) to the Vendor (or her nominee) representing 19.99% of the total issued and outstanding shares in SGOCO as at the date of this Agreement which has an agreed value of HK$30,334,590.

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4.	CONDITIONS PRECEDENT

4.1	Completion shall be conditional upon the fulfillment of the following Conditions Precedent:

(a)	all Vendor Warranties being true, accurate and not misleading at all material aspects at all times between the date hereof and the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting);

(b)	there having been no material adverse change, or any development likely to involve a prospective material adverse change, in the condition (financial, operational or otherwise) or in the earnings, business affairs or business prospects, assets or liabilities of the Company, whether or not arising in the ordinary course of business since the date of this Agreement;

(c)	save and except for the Existing Encumbrances, all loans or amounts due by the Company to its shareholder, director or any other third party creditors having been fully waived or settled, save for the liabilities incurred in the ordinary course of business after the date of this Agreement and before Completion;

(d)	the Parties having conducted the due diligence exercise (legal and financial) on the Company and the Purchaser being satisfied with the results thereof;

(e)	NASDAQ having completed the review of this Agreement and having granted the approval for the listing of, and the permission to deal in, the Consideration Shares, if required under NASDAQ continued listing rules and regulations; and

(f)	all necessary consents, approvals, permits and/or authorisations in respect of the transactions contemplated under this Agreement having been obtained.

4.2	All Conditions Precedent may be waived by the Parties by written consent.

4.3	Each Party undertakes to the other Party to use its best endeavours to ensure that the Conditions Precedent in Clause 4.1 are fulfilled as early as practicable and in any event not later than the Long Stop Date.

4.4	Each Party undertakes to provide all reasonable assistance to the other Party to fulfill the Conditions Precedent in Clause 4.1 in accordance with Clause 4.3.

4.5	If the Conditions Precedent have not been fulfilled or waived (as the case may be) on or before the Long Stop Date, this Agreement will lapse and become null and void and the Parties will be released from all obligations hereunder, save for liabilities for any antecedent breaches hereof.

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5.	COMPLETION

5.1	Completion shall take place at Loeb & Loeb LLP, 21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong at 9 a.m. on the Completion Date (or at such other place, on such other time and/or day as the Parties may agree).

5.2	At Completion, the Vendor shall:

(a)	deliver or cause to be delivered to the Purchaser and/or its nominee:

(i)	evidence reasonably satisfactory to the Purchaser that the Conditions Precedent in Clause 4.1 (which are applicable to the Vendor) of this Agreement have been fulfilled;

(ii)	the instrument(s) of transfer and the bought and sold notes of the CSL Shares duly executed by the Vendor or her nominee;

(iii)	the instrument(s) of transfer and the bought and sold notes of the BOCA Shares duly executed by the Vendor or her nominee;

(iv)	the instrument(s) of transfer and the bought and sold notes of the Sale Share duly executed by the Vendor as registered holder thereof in favour of the Purchaser or its nominee together with the related share certificate(s);

(v)	draft register of members of the Company reflecting the shareholding of the Company after Completion;

(vi)	(1)	all statutory records and minute books (which shall be duly written up to date as at Completion) and accounting records including an original copy of the memorandum and articles of association or other equivalent constitutional documents, certificate of incorporation and business registration certificates, business licence, governmental approval letters and certificates (if any), common seal, authorised chops, share certificate books and other statutory records of the Company;

(2)	all tax returns and assessments of the Company (if applicable) (receipted where the due dates for payment fell on or before the Completion Date);

(3)	copies of all correspondence, if any, with its lawyers, accountants, tax or revenue departments, all other documents and correspondence, if any, relating to the business affairs of the Company; and all title deeds, evidence of ownership and documents relating to assets owned by the Company save and except the Existing Encumbrances;

provided that the above shall be deemed to have been delivered if they are located at the registered office or principal place of business of the Company;

(vii)	resignation letter of the director of the Company, in the form and substances reasonably satisfied by the Purchaser;

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(viii)	such other documents as may be reasonably required by the Purchaser to, among other things, give good title to the Sale Shares free from all Encumbrances and third party rights of any kind and to enable the Purchaser or its nominees to become the registered holder thereof; and

(ix)	a certified true copy of the resolutions of the sole director of the Company approving the matters set out in Clause 5.2(b);

(b)	procure that the following businesses shall be approved in the sole director’s resolution of the Company:

(i)	the director of the Company shall approve the transfer of the Sale Share and the Purchaser or its nominee shall be duly registered as the holder of the Sale Share in the register of members of the Company, subject to the memorandum and articles of association of the Company;

(ii)	the director of the Company shall approve the resignation of the existing director of the Company, prior to the Completion and the appointment of the directors nominated by the Purchaser;

(iii)	the director of the Company shall resolve that the share certificate in respect of the Sale Share be duly issued and delivered to the Purchaser and/or its nominee; and

(iv)	the director of the Company shall approve the director to do all such acts and things and to sign any documents reasonably required to give effect to the transaction as contemplated under this Agreement;

5.3	At Completion, against compliance with the provisions of Clause 5.2, the Purchaser shall deliver or cause to be delivered to the Vendor:

(a)	a certified copy of the resolutions passed by the board of directors of the Purchaser approving the execution and performance of this Agreement;

(b)	evidence reasonably satisfactory to the Vendor that the Conditions Precedent in Clause 4.1 (which are applicable to the Purchaser) of this Agreement have been fulfilled;

(c)	the instrument(s) of transfer and the bought and sold notes of the Sale Share duly executed by the Purchaser or its nominee;

(d)	a copy of the board resolutions of SGOCO approving the allotment and issue of the Consideration Shares;

(e)	the share certificate and other documents as may be reasonably required to give good title to the Consideration Shares free from all Encumbrances and third party rights of any kind and to enable the Vendor or her nominee to become the registered holders thereof;

(f)	the instrument(s) of transfer and the bought and sold notes of the CSL Shares and the BOCA Shares, respectively, duly executed by SGOCO International as registered holder thereof in favour of the Vendor or her nominee together with the related share certificate(s);

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(g)	draft register of members of CSL and BOCA, respectively, reflecting the shareholding of CSL and BOCA after Completion;

(h)	a cheque made payable to “The Government of the Hong Kong SAR” for such amount representing half share of Hong Kong stamp duty which shall be borne by SGOCO International as transferor of the CSL Shares in accordance with the Stamp Duty Ordinance;

(i)	a cheque made payable to “The Government of the Hong Kong SAR” for such amount representing half share of Hong Kong stamp duty which shall be borne by SGOCO International as transferor of the BOCA Shares in accordance with the Stamp Duty Ordinance;

(j)	such other documents as may be reasonably required by the Vendor to, among other things, give good title to the CSL Shares and the BOCA Shares, respectively, free from all Encumbrances and third party rights of any kind and to enable [the Vendor] or her nominee to become the registered holder thereof;

(k)	a certified true copy of the resolutions of the sole director of CSL approving the matters below:

(i)	the transfer of the CSL Shares and the Vendor or her nominee shall be duly registered as the holder of the CSL Shares in the register of members of CSL, subject to the memorandum and articles of association of CSL;

(ii)	the appointment of the directors nominated by the Vendor; and

(iii)	the director of CSL shall resolve that the share certificate in respect of the CSL Shares be duly issued and delivered to the Vendor and/or her nominee;

(l)	a certified true copy of the resolutions of the sole director of BOCA approving the matters below:

(i)	the transfer of the BOCA Shares and the Vendor or her nominee shall be duly registered as the holder of the BOCA Shares in the register of members of BOCA, subject to the memorandum and articles of association of BOCA;

(ii)	the appointment of directors nominated by the Vendor; and

(iii)	the director of BOCA shall resolve that the share certificate in respect of the BOCA Shares be duly issued and delivered to the Vendor and/or her nominee.

5.4	At Completion, the Purchaser shall pay the Balance of the Consideration by way of the Promissory Note.

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6.	REPRESENTATIONS AND WARRANTIES

6.1	The Purchaser hereby represents, warrants and undertakes to the Vendor in the terms set out in this Clause 6, Schedule 3, Schedule 6 and Schedule 8 subject to the matters disclosed or provided in this Agreement.

6.2	The Vendor hereby represents, warrants and undertakes to the Purchaser in the terms set out in this Clause 6 and Schedule 2 subject to the matters disclosed or provided in this Agreement.

6.3	The Purchaser shall be deemed to have given all the Purchaser Warranties on the basis that such Purchaser Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Purchaser Warranties shall have effect as if given at Completion as well as the date of this Agreement.

6.4	The Vendor shall be deemed to have given all the Vendor Warranties on the basis that such Vendor Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Vendor Warranties shall have effect as if given at Completion as well as the date of this Agreement.

6.5	The Vendor agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Vendor Warranties.

6.6	The Purchaser agrees and acknowledges that the Vendor is entering into this Agreement in reliance on the Purchaser Warranties.

6.7	None of the Warranties shall be limited or restricted by reference to or inference from the terms of any other Warranties or any other term of this Agreement.

6.8	If any Party fails to perform any of its obligations in any material respect (including its obligation at Completion) under this Agreement or breaches any of the terms or Warranties set out in this Agreement in any material respect prior to Completion, then without prejudice to all and any other rights and remedies available at any time to a non-defaulting Party (including but not limited to the right to damages for any loss suffered by that Party), any non-defaulting Party may by notice either require the defaulting Party to perform such obligations or, insofar as the same is practicable, remedy such breach or to the extent it relates to the failure of the defaulting Party to perform any of its obligations on or prior to Completion in any material respect, treat the defaulting Party as having repudiated this Agreement and rescind the same. The rights conferred upon the respective Parties by the provisions of this Clause 6 are additional to and do not prejudice any other rights the respective Parties may have. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

6.9	The Vendor undertakes to indemnify and keep fully indemnified the Purchaser against, and hold the Purchaser harmless immediately upon demand in respect of, any and all claims that the Purchaser may suffer or face as a result of or in connection with (a) any inaccuracy of any of the Vendor Warranties; or (b) any breach of the Vendor Warranties by the Vendor, provided that the maximum aggregate liability of the Vendor in respect of all claims shall not exceed the amount of the Consideration.

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6.10	The Purchaser undertakes to indemnify and keep fully indemnified the Vendor against, and hold the Vendor harmless immediately upon demand in respect of, any and all claims that the Vendor may suffer or face as a result of or in connection with (a) any inaccuracy of any of the Purchaser Warranties; or (b) any breach of the Purchaser Warranties by the Purchaser, provided that the maximum aggregate liability of the Purchaser in respect of all claims shall not exceed the amount of HK$310,968,000.

7.	Option

If the board of SGOCO elects to sell the remaining interests in CSL and/or BOCA in the future, the Vendor shall have the first option to acquire the remaining interests in CSL and/or BOCA (as the case may be) on the terms established by the board of SGOCO at the time of sale. In no case shall SGOCO be obliged to sell either.

8.	FURTHER ASSURANCE

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

9.	RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS

9.1	Each of the Parties undertakes to the other Party that it shall not at any time after the date of this Agreement divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the Parties or to information or knowledge which is already known to any of the Parties at the time of its receipt.

9.2	Each of the Parties undertakes that it shall not at any time (save as required by law or any rule of any relevant stock exchange or regulatory body) make any announcement in connection with this Agreement unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). If any Party is required by law or any rule of any relevant stock exchange or regulatory body to make any announcement in connection with this Agreement, the other Party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any exchange and regulatory body to be included in the announcement.

10.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, the legality, validity and enforceability in other jurisdictions or of the remaining provisions of this Agreement shall not be affected or impaired thereby.

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11.	COSTS AND EXPENSES

Each Party shall bear its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, and capital fees or stamp duty (if any) relating to this Agreement).

12.	ASSIGNMENT

No Party shall assign any of its rights or obligations under this Agreement without the written consent of the other Party.

13.	CONTINUING EFFECT OF AGREEMENT

Any provision of this Agreement which is capable of being performed after Completion but which has not been performed at or before Completion shall remain in full force and effect notwithstanding Completion.

14.	GENERAL

14.1	This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, understanding or arrangements (if any) shall cease and determine with effect from the date hereof and neither Party shall have any claim in connection therewith.

14.2	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement). No variation of this Agreement shall be effective unless made in writing and signed by all Parties.

14.3	Time shall be of the essence of this Agreement but no failure by any Party to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.4	No delay or failure by a Party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that Party’s ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the Party against whom that waiver is claimed. In the event of a default by either Party in the performance of its obligations under this Agreement, the non-defaulting Party shall have the right to obtain specific performance of the defaulting Party’s obligations. Such remedy shall be in addition to any other remedies provided under this Agreement or at law.

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15.	NOTICES

15.1	Any notice claim, demand, court process, document or other communication to be given under this Agreement (collectively “communication” in this Clause) shall be in writing in the English or Chinese language and may be served or given personally or sent to the e-mail address (if any) of the relevant Party and marked for the attention and/or copied to such other person as specified in Clause 14.4.

15.2	A change of address or e-mail address of the person to whom a communication is to be addressed or copied pursuant to this Agreement shall not be effective until five days after a written notice of change has been served in accordance with the provisions of this Clause 14 on the other Party with specific reference in such notice that such change is for the purposes of this Agreement.

15.3	All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt
Local mail or courier	24 hours
E-mail	on despatch
Air courier/Speedpost	3 days
Airmail	7 days

15.4	The initial addresses and e-mail addresses of the Parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

If to the Vendor:

Address	:	c/o 1313A, 13/F, Ocean Centre, 5 Canton Road, Tsimshatsui, Hong Kong
E-mail	:	[●]
Attention	:	Leung Iris Chi Yu

If to the Purchaser:

Address	:	Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahé, Republic of Seychelles
E-mail	:	[●]
Attention	:	Vicki Lau

15.5	A communication served in accordance with this Clause 14 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee’s address. In the case of communication by e-mail, such communication shall be deemed properly transmitted upon the receipt of the sent confirmation by the e-mail account of the sender.

15.6	Nothing in this Clause shall preclude the service of communication or the proof of such service by any mode permitted by law.

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16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on the counterparts were on a single copy of this Agreement.

17.	LAW AND JURISDICTION

17.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.2	All claims or disputes arising out of or in connection with this Agreement, including any dispute as to its existence, validity, termination, or enforceability thereof, and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purpose of this Clause, a “Dispute”) shall be notified in writing to the other Party. The notification must set out brief details of the nature of the Dispute. In case of a Dispute, the Parties shall use all their reasonable efforts to reach an amicable settlement within thirty (30) days following the above-mentioned notification. If the Parties fail to reach such an amicable settlement within the said thirty-day period, any Party to that Dispute may refer the dispute to arbitration administered by the HKIAC in accordance with the HKIAC Administered Arbitration Rules in force at that time. The seat of arbitration shall be in Hong Kong. The Parties to the arbitration shall jointly appoint a single arbitrator and the award rendered by that arbitrator shall be final and binding on them. If the Parties are unable to agree to the appointment of the arbitrator, then any Party to the Dispute may refer the matter to the HKIAC for nomination of an arbitrator for such purpose. Judgment upon the arbitration award may be rendered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

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IN WITNESS whereof this Agreement has been duly executed on the date first above written.

VENDOR

SIGNED by Leung Iris Chi Yu	)
in the presence of :	)

PURCHASER

SIGNED by Lau Pui Kiu	)
for and on behalf of	)
Giant Connection Limited (巨人網絡有限公司))
in the presence of :	)

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SCHEDULE 1
PARTICULARS OF THE COMPANY

1.	Company name	:	Paris Sky Limited
2.	Company number	:	44562

3.	Date of incorporation	:	7th December 2010

4.	Place of incorporation	:	the Republic of Marshall Islands

5.	Address of registered office	:	Trust Company Complex, Ajeltake Island, Majuro, the Republic of Marshall Islands

6.	Issued share capital	:	1 issued and fully paid share

7.	Shareholder (number of shares and shareholding %)	:	Leung Iris Chi Yu (1 share – 100%)
8.	Director	:	Luk Lai Ching Kimmy

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SCHEDULE 2
VENDOR WARRANTIES

1.	General

1.1	The contents of the Recitals of and Schedule 1 to this Agreement are true and accurate.

1.2	All information given by the Vendor or her agents or professional advisers to the Purchaser or its employees, agents or professional advisers relating to the business, activities, affairs, or assets or liabilities of the Company was, when given, and is now true, accurate and complete in all respects.

1.3	There are no material facts or circumstances, in relation to the assets, business or financial condition of the Company which have not been exhaustively, expressly and fairly disclosed in writing to the Purchaser or its employees, agents or professional advisers, and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement.

1.4	The execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation to which the Company is now a party or any of the Company or its assets are or may be bound or affected or be in violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting the Company.

2.	Organisation, Authority and Power

2.1	The Company is a company duly incorporated and validly existing under the laws of the Republic of Marshall Islands. All issued shares in the Company are duly authorised, validly issued and fully paid up and none of such shares (where applicable) has been issued in violation of the memorandum and articles of association of the Company or the terms of any agreement by which the Company or its shareholders were or are bound, if any.

2.2	The Vendor has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of her obligations hereunder and no further actions or proceedings are necessary on her part in connection with the execution, delivery and performance by her of this Agreement.

2.3	This Agreement constitutes valid and legally binding obligations on the part of the Vendor enforceable in accordance with its terms.

2.4	The Vendor is the legal and beneficial owners of the Sale Share and is entitled to sell and transfer the Sale Share and pass the full legal and beneficial ownership thereof with all rights thereto to the Purchaser or its nominee on the terms of this Agreement. The Sale Share is issued and fully paid and is beneficially owned by the Vendor free from all Encumbrances. The Sale Share constitutes the 100% of the issued share capital of the Company. The Company has no business other than holding all the issued share capial of First Asia Tower Limited.

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3.	Records and taxation

3.1	The Company has duly made up all requisite books of account (reflecting in accordance with generally accepted accounting principles for all the financial transactions of the Company), minutes books, registers and records in compliance with all applicable laws and regulatory requirements and these and all other deeds and documents (properly stamped where necessary) belonging to or which ought to be in its possession and its seal are in its possession.

3.2	All the accounts, books, ledgers, financial and other records of whatsoever kind, of the Company are in its possession, have been fully, properly and accurately kept and completed, do not contain any material inaccuracies or discrepancies of any kind and give and reflect a true and fair view of its trading transactions, and its financial, contractual and trading position.

3.3	The Company has duly complied with its obligations to account to the relevant tax authorities and all other authorities for all amounts for which it is or may become accountable in respect of Taxation relating to its business.

3.4	All returns in connection with Taxation that should have been filed by the Company have been filed correctly and on a proper basis in accordance with all applicable laws and regulatory requirements and there are no facts known or which would on reasonable enquiry be known to the Company or the director which may give rise to any dispute or to any claim for any Taxation or the deprivation of any relief or advantage that might have been available.

3.5	The Company is not and does not expect to be involved in any dispute in relation to Taxation and no authority concerned has investigated or indicated that it intends to investigate into the tax affairs of the Company.

3.6	The Company has no liability in respect of Taxation (whether actual or contingent) nor any liability for interest, penalties or charges imposed in relation to any Taxation arising or deemed to arise in any accounting period ending on or before the Management Accounts Date that is not provided for in full in the Management Accounts, and in particular, has no outstanding liability for:

(i)	Taxation in any part of the world assessable or payable by reference to any profit, gain, income or distribution earned, received, paid, arising or deemed to arise on or at any time prior to the Management Accounts Date or in respect of any period ending on or before the Management Accounts Date; or

(ii)	purchase, value added, sales or other similar tax in any part of the world referable to transaction effected on or before the Management Accounts Date,

that is not provided for in the Management Accounts.

3.7	Since the Management Accounts Date up to and inclusive of the Completion Date:

(i)	the Company has not been involved in any transaction outside the ordinary course of business which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit);

(ii)	no accounting period or year of assessment of the Company has ended;

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(iii)	no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Management Accounts if such a disposal or other event had been planned or predicted at the date on which the Management Accounts were drawn up;

(iv)	no payment has been made by the Company which will not be deductible for profits tax (or its equivalent) purposes either in computing the profits of the Company or in computing the profits tax chargeable on the Company;

(v)	no event has occurred with the result that the Company has or will become liable to pay or bear a liability in respect of Taxation directly or primarily charged against, or attributable to, another person, firm or company; and

(vi)	the Company has not paid or become liable to pay any penalty in connection with any Taxation or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or will become prospectively liable to pay any Taxation the due date for payment of which will fall within 30 days after the date of this Agreement.

3.8	The Company has within the time limits prescribed by the relevant legislation duly paid all tax (including provisional tax), made all returns, given all notices, supplied all other information required to be supplied to the Inland Revenue Department and any other relevant governmental authority (including any governmental authority of a foreign jurisdiction) and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and do not reveal any transactions which may be the subject of any dispute with the Inland Revenue Department or other relevant authorities and the Company is not and has not in the last six years been the subject of an Inland Revenue Department (or equivalent foreign tax authority) investigation or field audit or other dispute regarding tax or duty recoverable from the Company or regarding the availability of any relief from Taxation or duty to the Company.

3.9	The Company has duly submitted all claims and disclaimers which have been assumed to have been made for the purpose of the Management Accounts.

3.10	There are no material and/or unusual arrangements, agreements or undertakings, between the Company and the Inland Revenue Department, or any foreign tax authorities, regarding or affecting the Taxation treatment of the Company.

3.11	The Company has kept sufficient records in either English or Chinese:

(i)	of its income and expenditure to enable the assessable profits of its trade, profession or business to be readily ascertained in compliance with and for the period mentioned in Section 51C of the Inland Revenue Ordinance or other similar legislation;

(ii)	of the consideration, in money or money’s worth, payable or deemed to be payable to it, to its order or for its benefit in respect of the right of use of its land or buildings or land and buildings to enable the assessable value of its land or buildings or land and buildings to be readily ascertained in compliance with and for the period mentioned in Section 57D of the Inland Revenue Ordinance.

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3.12	The Company has duly complied with all requirements to deduct or withhold Taxation from any payments it has made and has accounted in full to the appropriate authorities for all amounts so deducted or withheld.

4.	Corporate Status

4.1	The Company has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

4.2	No events or omissions have occurred whereby the constitution, subsistence or corporate status of the Company has been or is likely to be adversely affected.

4.3	No order for the appointment of a liquidator has been made and as receiver has been appointed over the whole or any part of the assets of the Company.

4.4	No order has been made, or petition presented, or resolution passed for the winding up of the Company, nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

4.5	Save as contemplated under and this Agreement, as at the Completion Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the authorised and issued, unissued or treasury shares or equity interest of the Company and the Company has not issued any debt securities, other securities, rights or obligations which are convertible into or exchangeable for, or giving any person a right to subscribe for or acquire, capital or equity interest of the Company, and no such securities or obligations evidencing such rights are outstanding.

4.6	The Company is duly incorporated, validly existing and in good standing under the laws of the Republic of Marshall Islands and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business.

5.	Management Accounts

5.1	The Company has no liability for Taxation of any kind, which has not been provided for in the Management Accounts.

5.2	Due provision has been made in the Management Accounts for any capital commitment undertaken or authorised at the Management Accounts Date as may be appropriate and for any bad or doubtful debt due and payable to the Company in its own right.

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5.3	The Company is not a member of any partnership or unincorporated company or association.

5.4	Since the Management Accounts Date up to and inclusive of Completion Date:

(i)	there has been no material adverse change in the financial position or business or prospects of the Company and the Company has entered into transactions and incurred liabilities only in the ordinary course of business;

(ii)	the Company has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

(iii)	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off and no unusual or abnormal contract has been entered into by the Company; and

(iv)	no asset of the Company has been acquired or disposed of on capital account, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and the Company has not disposed of or parted with possession of any of its property assets (including know how) or stock in trade or made any payments and no contract involving expenditure by it on capital account has been entered into by the Company and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on).

5.5	The Management Accounts have been properly complied by the director of the Company on the basis which is consistent with the accounting policies consistently applied and are accurate in all respects and show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ending on the Management Accounts Date and:

(a)	depreciation of the fixed assets of the Company has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

(b)	the Management Accounts disclose and make full provision or reserve for all actual liabilities;

(c)	the Management Accounts disclose and make proper provision or reserve for or note all contingent liabilities, capital or burdensome commitments;

(d)	the bases and policies of accounting of the Company (including depreciation) adopted for the purpose of preparing the Management Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Company for each of the preceding accounting periods since the date of incorporation;

(e)	the profits and losses of the Company shown in the Management Accounts and for the preceding accounting periods have not in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low; and

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(f)	the accounts receivable shown in the Management Accounts have been collected or will in aggregate realise the nominal amount thereof less any reserve for bad and doubtful debts included in the Management Accounts and none of the amounts shown in the Management Accounts in respect of debtors is represented by debts which were then more than six (6) months overdue for payment and none of the same has been released or settled for an amount less than that shown in the Management Accounts. All such debts will be collectible in full within one hundred and eighty (180) days of the Completion Date subject to the Company using all reasonable endeavours to collect the same.

6.	Business, etc.

6.1	The Company has not given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any party to enter into any contracts, commitments or transactions (other than the usual authority conferred on its director in respect of the ordinary course of business) or pursuant to the banking facilities granted to the Company.

6.2	The Company has not entered into any contracts, commitments or transactions other than on an arms-length basis nor breached or defaulted under any contracts, commitments or transactions.

6.3	There are no existing circumstances which indicate that as a result of the consummation of this Agreement:

(i)	the existing level of business of the Company may be substantially reduced; and

(ii)	the Company will lose the benefit of any right or privilege which it enjoys.

6.4	Compliance with the terms of this Agreement does not and will not :

(i)	conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or any provision of the memorandum or articles of association or equivalent constitutive documents of the Company or any Encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

(ii)	relieve any person from any obligation to the Company (whether contractual or otherwise), or enable any person to determine any obligation, or any right or benefit enjoyed by the Company, or to exercise any right, whether under an agreement with, or otherwise in respect of, the Company;

(iii)	result in the creation, imposition, crystallisation or enforcement of any Encumbrances whatsoever on any of the assets of the Company; or

(iv)	result in any present or future indebtedness of the Company becoming due, or capable of being declared due and payable, prior to its stated maturity.

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6.5	The Company has, at all times, carried on its business and conducted its affairs in all respects in accordance with its memorandum and articles of association or equivalent constitutive documents for the time being in force and any other documents to which it is, or has been, a party.

6.6	The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

6.7	The Company is not a party to any undertaking or assurances given to any court or governmental agency, which is still in force.

6.8	The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, whether of Hong Kong or elsewhere.

6.9	The Company is not in breach of any of the terms or conditions of any of the licences or consents.

6.10	The Company is not a party to any contract, transaction, arrangement or liability which:

(i)	is of an unusual or abnormal nature, or outside the ordinary and proper course of business; or

(ii)	cannot readily be fulfilled or performed by it on time without undue, or unusual, expenditure of money, effort or personnel.

6.11	No notice, demand or claim of default under any agreement, instrument or arrangement to which the Company is a party has been received by the Company and is outstanding against it and there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party.

7.	Corporate Records and Procedures etc.

7.1	The copy of the memorandum and articles of association or the equivalent constitutive documents of the Company delivered to the Purchaser is accurate, update and complete in all respects.

7.2	No alteration has been made to the memorandum or articles of association or the equivalent constitutive documents of the Company and no resolution of any kind of the shareholders of the Company has been passed (other than resolutions relating to the business at annual general meetings which was not special business) without disclosure in writing to the Purchaser.

7.3	The Company has fully and punctually observed and complied with its obligations under the relevant companies legislations and the relevant statutes and all returns, particular resolutions and other documents (if any) required to be filed have been properly and punctually filed.

7.4	The register of members of the Company is and will at Completion be correct. There has been no notice of any proceedings to rectify the register, and there are no circumstances which might lead to any application for rectification of the register, nor will there be any such circumstances at or before Completion.

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8.	Director

Other than the director set out in Schedule 1, the Company has no other director.

9.	Landed Property

The landed property owned by the Company’s indirect subsidiary and used in connection with the business of the Company’s indirect subsidiary is material in the context of its business. Such landed property is in the sole legal and beneficial ownership of the Company’s indirect subsidiary and is held by the Company’s indirect subsidiary subject to a legal charge/mortgage dated 13th September 2017 made by the Company ‘s indirect subsidiary in favour of China Citic Bank International Limited.

10.	Dispute, Claims and Litigation

10.1	Except for the litigation search results and their brief description as set out in Schedule 4 of this Agreement, the Company is not engaged in any litigation, administrative, mediation or arbitration proceedings, as plaintiff or defendant; there are no non-compliance, investigation, inquiry or enforcement proceedings pending or threatened, either by or against the Company; and no circumstances exist which are likely to give rise to any litigation, administrative, mediation or arbitration proceedings.

10.2	There is no dispute with any revenue, or other official, department or other regulatory authority in Hong Kong or elsewhere, in relation to the affairs of the Company, and the Company and the Vendor is not aware of any facts which may give rise to any dispute.

10.3	No order has been made, or petition presented, or resolution passed for the winding up of the Company; nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

10.4	The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

10.5	The Company has not committed any criminal act or material breach of contract or statutory duty or any tortious or other unlawful act.

10.6	No unsatisfied judgment is outstanding against the Company.

11.	Liabilities

11.1	The Company does not have, as at the Management Accounts Date, any material liabilities or financial commitment except as disclosed in the Management Accounts.

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12.	Agents

12.1	There are in force no powers of attorney or any special authorities given by the Company other than those given in the ordinary course of business.

12.2	Other than in the ordinary course of business, the Company has not ever entered into an agreement under which any person has been given representative or agency rights or powers.

13.	Acquisition of the Consideration Shares

13.1	The Vendor understands that the Consideration Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and are acquiring the Consideration Shares as principal for their own account and not with a view to or for distributing or reselling the Consideration Shares or any part thereof in violation of the Securities Act, have no present intention of distributing any of such Consideration Shares in violation of the Securities Act and have no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Consideration Shares in violation of the Securities Act. The Vendor understands that the Consideration Shares may only be disposed of in compliance with the Securities Act. In connection with any transfer of the Consideration Shares other than pursuant to an effective registration statement, SGOCO may require the transferor thereof to provide SGOCO with an opinion of counsel selected by the transferor and reasonably acceptable to SGOCO, the form and substance of which opinion shall be reasonably satisfactory to SGOCO, to the effect that such transfer does not require registration of such transferred Consideration Shares under the Securities Act.

13.2	The Vendor hereby represents that she has satisfied herself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for the Consideration Shares, including (i) the legal requirements within her jurisdiction for the acquisition of the Consideration Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Consideration Shares. The Vendor’s beneficial ownership of the Consideration Shares will not violate any applicable securities or other laws of the Vendor’s jurisdiction.

13.3	The Vendor, either alone or together with her representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the acquisition of the Consideration Shares, and have so evaluated the merits and risks. The Vendor is able to bear the economic risk of the Consideration Shares and, at the present time, are able to afford a complete loss of the Consideration Shares.

13.4	The Vendor is not, to her knowledge, acquiring the Consideration Shares as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

13.5	The Vendor acknowledges that she has had the opportunity to review any and all documents and has been afforded (i) the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of SGOCO concerning the Consideration Shares; and (ii) access to information about SGOCO and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the transaction. The Vendor acknowledges and agrees that SGOCO has not provided the Vendor with any information or advice with respect to the Consideration Shares nor is such information or advice necessary or desired.

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13.6	Neither the Vendor nor any person acting on her behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person (as defined in the Securities Act) with respect to the Consideration Shares and the Vendor and any person acting on her behalf has complied and will comply with the “offering restrictions” requirements of Regulation S. The transactions contemplated hereby have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Vendor nor any person acting on her behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Consideration Shares. The Vendor agrees not to cause any advertisement of the Consideration Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Consideration Shares, except such advertisements that include the statements required by Regulation S, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

13.7	The Vendor understands that the Consideration Shares and any securities issued in respect of or exchange for the Consideration Shares, may be notated with one or all of the following legends, as applicable:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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SCHEDULE 3
PURCHASER WARRANTIES

1.	The Purchaser has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of its obligations hereunder and no further actions or proceedings are necessary on its part in connection with the execution, delivery and performance by it of this Agreement.

2.	The Purchaser is a company duly incorporated and validly existing under the laws of Seychelles.

3.	This Agreement constitutes valid and legally binding obligations on the part of the Purchaser enforceable in accordance with its terms.

4.	All information given by the Purchaser or its agents or professional advisers to the Vendor or his employees, agents or professional advisers was, when given, and is now true, accurate and complete in all respects.

5.	Subject to the fulfillment of the Conditions Precedent, all necessary consents, authorisations and approvals of and all necessary registrations and filings with any governmental or regulatory agency or body required in Seychelles for or in connection with this Agreement and the performance of the terms thereof have been obtained or made or will have been obtained or made by Completion.

6.	All the Consideration Shares to be issued and allotted by SGOCO to the Vendor will be duly authorised, validly issued and fully paid up and none of such shares will be issued in violation of the memorandum and articles of association of SGOCO or the terms of any agreement or laws and regulations by which SGOCO or its shareholders were or are bound, if any.

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SCHEDULE 4
Litigation search resultS

NIL

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SCHEDULE 5
PARTICULARS OF CSL

1.	Company name	:	Century Skyway Limited (世紀天豐有限公司)
2.	Company number	:	2432185

3.	Date of incorporation	:	28th September 2016

4.	Place of incorporation	:	Hong Kong

5.	Address of registered office	:	Rm 1614 Concordia Plaza, 1 Science Museum Road, Tsim Sha Tsui, Hong Kong

6.	Issued share capital	:	HK$10,000 divided into 10,000 issued and fully paid shares

7.	Shareholder (number of shares and shareholding %)	:	SGOCO International (10,000 shares – 100%)
8.	Director	:	Wai Hok Fung

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SCHEDULE 6
PURCHASER WARRANTIES IN RESPECT OF CSL

1.	General

1.1	The contents of Schedule 5 to this Agreement are true and accurate.

1.2	All information given by the Purchaser or its agents or professional advisers to the Vendor or her employees, agents or professional advisers relating to the business, activities, affairs, or assets or liabilities of CSL was, when given, and is now true, accurate and complete in all respects.

1.3	There are no material facts or circumstances, in relation to the assets, business or financial condition of CSL which have not been exhaustively, expressly and fairly disclosed in writing to the Vendor or her employees, agents or professional advisers, and which, if disclosed, might reasonably have been expected to affect the decision of the Vendor to enter into this Agreement.

1.4	The execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation to which CSL is now a party or any of CSL or its assets are or may be bound or affected or be in violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting CSL.

2.	Organisation, Authority and Power

2.1	CSL is a company duly incorporated and validly existing under the laws of Hong Kong. All issued shares in CSL are duly authorised, validly issued and fully paid up and none of such shares (where applicable) has been issued in violation of the memorandum and articles of association of CSL or the terms of any agreement by which CSL or its shareholders were or are bound, if any.

2.2	SGOCO International is the legal and beneficial owner of the CSL Shares and is entitled to sell and transfer the CSL Shares and pass the full legal and beneficial ownership thereof with all rights thereto to the Vendor or her nominee on the terms of this Agreement. The CSL Shares are issued and fully paid and are beneficially owned by SGOCO International free from all Encumbrances. The CSL Shares constitutes 49% of the issued share capital of CSL.

3.	Records and taxation

3.1	CSL has duly made up all requisite books of account (reflecting in accordance with generally accepted accounting principles for all the financial transactions of CSL), minutes books, registers and records in compliance with all applicable laws and regulatory requirements and these and all other deeds and documents (properly stamped where necessary) belonging to or which ought to be in its possession and its seal are in its possession.

3.2	All the accounts, books, ledgers, financial and other records of whatsoever kind, of CSL are in its possession, have been fully, properly and accurately kept and completed, do not contain any material inaccuracies or discrepancies of any kind and give and reflect a true and fair view of its trading transactions, and its financial, contractual and trading position.

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3.3	CSL has duly complied with its obligations to account to the relevant tax authorities and all other authorities for all amounts for which it is or may become accountable in respect of Taxation relating to its business.

3.4	All returns in connection with Taxation that should have been filed by CSL have been filed correctly and on a proper basis in accordance with all applicable laws and regulatory requirements and there are no facts known or which would on reasonable enquiry be known to CSL or the director which may give rise to any dispute or to any claim for any Taxation or the deprivation of any relief or advantage that might have been available.

3.5	CSL is not and does not expect to be involved in any dispute in relation to Taxation and no authority concerned has investigated or indicated that it intends to investigate into the tax affairs of CSL.

3.6	CSL has no liability in respect of Taxation (whether actual or contingent) nor any liability for interest, penalties or charges imposed in relation to any Taxation arising or deemed to arise in any accounting period ending on or before the CSL Accounts Date that is not provided for in full in the CSL Accounts, and in particular, has no outstanding liability for:

(i)	Taxation in any part of the world assessable or payable by reference to any profit, gain, income or distribution earned, received, paid, arising or deemed to arise on or at any time prior to the CSL Accounts Date or in respect of any period ending on or before the CSL Accounts Date; or

(ii)	purchase, value added, sales or other similar tax in any part of the world referable to transaction effected on or before the CSL Accounts Date,

that is not provided for in the CSL Accounts.

3.7	Since the CSL Accounts Date up to and inclusive of the Completion Date:

(i)	CSL has not been involved in any transaction outside the ordinary course of business which has given or may give rise to a liability to Taxation on CSL (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit);

(ii)	no accounting period or year of assessment of CSL has ended;

(iii)	no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the CSL Accounts if such a disposal or other event had been planned or predicted at the date on which the CSL Accounts were drawn up;

(iv)	no payment has been made by CSL which will not be deductible for profits tax (or its equivalent) purposes either in computing the profits of CSL or in computing the profits tax chargeable on CSL;

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(v)	no event has occurred with the result that CSL has or will become liable to pay or bear a liability in respect of Taxation directly or primarily charged against, or attributable to, another person, firm or company; and

(vi)	CSL has not paid or become liable to pay any penalty in connection with any Taxation or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or will become prospectively liable to pay any Taxation the due date for payment of which will fall within 30 days after the date of this Agreement.

3.8	CSL has within the time limits prescribed by the relevant legislation duly paid all tax (including provisional tax), made all returns, given all notices, supplied all other information required to be supplied to the Inland Revenue Department and any other relevant governmental authority (including any governmental authority of a foreign jurisdiction) and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and do not reveal any transactions which may be the subject of any dispute with the Inland Revenue Department or other relevant authorities and CSL is not and has not in the last six years been the subject of an Inland Revenue Department (or equivalent foreign tax authority) investigation or field audit or other dispute regarding tax or duty recoverable from CSL or regarding the availability of any relief from Taxation or duty to CSL.

3.9	CSL has duly submitted all claims and disclaimers which have been assumed to have been made for the purpose of the CSL Accounts.

3.10	There are no material and/or unusual arrangements, agreements or undertakings, between CSL and the Inland Revenue Department, or any foreign tax authorities, regarding or affecting the Taxation treatment of CSL.

3.11	CSL has kept sufficient records in either English or Chinese:

(i)	of its income and expenditure to enable the assessable profits of its trade, profession or business to be readily ascertained in compliance with and for the period mentioned in Section 51C of the Inland Revenue Ordinance or other similar legislation;

(ii)	of the consideration, in money or money’s worth, payable or deemed to be payable to it, to its order or for its benefit in respect of the right of use of its land or buildings or land and buildings to enable the assessable value of its land or buildings or land and buildings to be readily ascertained in compliance with and for the period mentioned in Section 57D of the Inland Revenue Ordinance.

3.12	CSL has duly complied with all requirements to deduct or withhold Taxation from any payments it has made and has accounted in full to the appropriate authorities for all amounts so deducted or withheld.

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4.	Corporate Status

4.1	CSL has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

4.2	No events or omissions have occurred whereby the constitution, subsistence or corporate status of CSL has been or is likely to be adversely affected.

4.3	No order for the appointment of a liquidator has been made and as receiver has been appointed over the whole or any part of the assets of CSL.

4.4	No order has been made, or petition presented, or resolution passed for the winding up of CSL, nor has any distress, execution or other process been levied in respect of CSL which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against CSL.

4.5	As at the Completion Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the authorised and issued, unissued or treasury shares or equity interest of CSL and CSL has not issued any debt securities, other securities, rights or obligations which are convertible into or exchangeable for, or giving any person a right to subscribe for or acquire, capital or equity interest of CSL, and no such securities or obligations evidencing such rights are outstanding.

4.6	CSL is duly incorporated, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business.

5.	CSL Accounts and CSL Management Accounts

5.1	The CSL Accounts:

(i)	have been prepared on a basis consistent with all previous balance sheets and profit and loss accounts of CSL and in accordance with generally accepted accounting principles, standards and practice adopted in Hong Kong;

(ii)	are true, complete and accurate in all material respects and in particular have made full provision for all material liabilities or make proper provision for (or contain a note in accordance with good accounting practice adopted in Hong Kong respecting) all material deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof and have made adequate provision for bad and doubtful debts and for depreciation of CSL’s fixed assets having regard to their original cost and estimated life;

(iii)	give a true and fair view of the state of affairs and the financial position of CSL as at the CSL Accounts Date and of the results of CSL for the financial period ended on that date;

(iv)	are not adversely affected by any unusual items which are not disclosed in the CSL Accounts; and

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(v)	any slow moving, old, obsolescent or excessive stock has been written down appropriately in the CSL Accounts, any irrevocable work in progress has been wholly written off and the value attributed in the CSL Accounts to the remaining stock did not exceed the lower of cost and net realisable value at the CSL Accounts Date and no part of such value is attributable to stock which is unusable or unsaleable in the normal course of CSL’s business.

5.2	CSL has no liability for Taxation of any kind, which has not been provided for in the CSL Accounts.

5.3	Due provision has been made in the CSL Accounts for any capital commitment undertaken or authorised at the CSL Accounts Date as may be appropriate and for any bad or doubtful debt due and payable to CSL in its own right.

5.4	CSL is a not member of any partnership or unincorporated company or association.

5.5	Since the CSL Accounts Date up to and inclusive of Completion Date:

(i)	there has been no material adverse change in the financial position or business or prospects of CSL and CSL has entered into transactions and incurred liabilities only in the ordinary course of business;

(ii)	CSL has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

(iii)	the business of CSL has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off and no unusual or abnormal contract has been entered into by CSL; and

(iv)	no asset of CSL has been acquired or disposed of on capital account, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and CSL has not disposed of or parted with possession of any of its property assets (including know how) or stock in trade or made any payments and no contract involving expenditure by it on capital account has been entered into by CSL and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on).

5.6	The CSL Management Accounts have been properly complied by the director of CSL on the basis which is consistent with the accounting policies consistently applied and are accurate in all respects and show a true and fair view of the state of affairs of CSL and of its results and profits for the financial period ending on the CSL Management Accounts Date and:

(a)	depreciation of the fixed assets of CSL has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

(b)	the CSL Management Accounts disclose and make full provision or reserve for all actual liabilities;

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(c)	the CSL Management Accounts disclose and make proper provision or reserve for or note all contingent liabilities, capital or burdensome commitments;

(d)	the bases and policies of accounting of CSL (including depreciation) adopted for the purpose of preparing the CSL Management Accounts are the same as those adopted for the purpose of preparing the audited accounts of CSL for each of the preceding accounting periods since the date of incorporation;

(e)	the profits and losses of CSL shown in the CSL Management Accounts and for the preceding accounting periods have not in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low; and

(f)	the accounts receivable shown in the CSL Management Accounts have been collected or will in aggregate realise the nominal amount thereof less any reserve for bad and doubtful debts included in the CSL Management Accounts and none of the amounts shown in the CSL Management Accounts in respect of debtors is represented by debts which were then more than six (6) months overdue for payment and none of the same has been released or settled for an amount less than that shown in the CSL Management Accounts. All such debts will be collectible in full within one hundred and eighty (180) days of the Completion Date subject to CSL using all reasonable endeavours to collect the same.

6.	Business, etc.

6.1	CSL has not given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any party to enter into any contracts, commitments or transactions (other than the usual authority conferred on its director in respect of the ordinary course of business) or pursuant to the banking facilities granted to CSL.

6.2	CSL has not entered into any contracts, commitments or transactions other than on an arms-length basis nor breached or defaulted under any contracts, commitments or transactions.

6.3	There are no existing circumstances which indicate that as a result of the consummation of this Agreement:

(i)	the existing level of business of CSL may be substantially reduced; and

(ii)	CSL will lose the benefit of any right or privilege which it enjoys.

6.4	Compliance with the terms of this Agreement does not and will not :

(i)	conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which CSL is a party, or any provision of the memorandum or articles of association or equivalent constitutive documents of CSL or any Encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of CSL is bound or subject;

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(ii)	relieve any person from any obligation to CSL (whether contractual or otherwise), or enable any person to determine any obligation, or any right or benefit enjoyed by CSL, or to exercise any right, whether under an agreement with, or otherwise in respect of, CSL;

(iii)	result in the creation, imposition, crystallisation or enforcement of any Encumbrances whatsoever on any of the assets of CSL; or

(iv)	result in any present or future indebtedness of CSL becoming due, or capable of being declared due and payable, prior to its stated maturity.

6.5	CSL has, at all times, carried on its business and conducted its affairs in all respects in accordance with its memorandum and articles of association or equivalent constitutive documents for the time being in force and any other documents to which it is, or has been, a party.

6.6	CSL is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

6.7	CSL is not a party to any undertaking or assurances given to any court or governmental agency, which is still in force.

6.8	CSL has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, whether of Hong Kong or elsewhere.

6.9	CSL is not in breach of any of the terms or conditions of any of the licences or consents.

6.10	CSL is not a party to any contract, transaction, arrangement or liability which:

(i)	is of an unusual or abnormal nature, or outside the ordinary and proper course of business; or

(ii)	cannot readily be fulfilled or performed by it on time without undue, or unusual, expenditure of money, effort or personnel.

6.11	No notice, demand or claim of default under any agreement, instrument or arrangement to which CSL is a party has been received by CSL and is outstanding against it and there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party.

7.	Corporate Records and Procedures etc.

7.1	The copy of the memorandum and articles of association or the equivalent constitutive documents of CSL delivered to the Vendor is accurate, update and complete in all respects.

7.2	No alteration has been made to the memorandum or articles of association or the equivalent constitutive documents of CSL and no resolution of any kind of the shareholders of CSL has been passed (other than resolutions relating to the business at annual general meetings which was not special business) without disclosure in writing to the Vendor.

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7.3	CSL has fully and punctually observed and complied with its obligations under the relevant companies legislations and the relevant statutes and all returns, particular resolutions and other documents (if any) required to be filed have been properly and punctually filed.

7.4	The register of members of CSL is and will at Completion be correct. There has been no notice of any proceedings to rectify the register, and there are no circumstances which might lead to any application for rectification of the register, nor will there be any such circumstances at or before Completion.

8.	Director

Other than the director set out in Schedule 5, the Company has no other director.

9.	Dispute, Claims and Litigation

9.1	Except for the litigation search results and their brief description as set out below, CSL is not engaged in any litigation, administrative, mediation or arbitration proceedings, as plaintiff or defendant; there are no non-compliance, investigation, inquiry or enforcement proceedings pending or threatened, either by or against CSL; and no circumstances exist which are likely to give rise to any litigation, administrative, mediation or arbitration proceedings: NIL.

9.2	There is no dispute with any revenue, or other official, department or other regulatory authority in Hong Kong or elsewhere, in relation to the affairs of CSL, and the Company is not aware of any facts which may give rise to any dispute.

9.3	No order has been made, or petition presented, or resolution passed for the winding up of CSL; nor has any distress, execution or other process been levied in respect of CSL which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against CSL.

9.4	CSL has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

9.5	CSL has not committed any criminal act or material breach of contract or statutory duty or any tortious or other unlawful act.

9.6	No unsatisfied judgment is outstanding against CSL.

10.	Liabilities

10.1	CSL does not have, as at the CSL Accounts Date, any material liabilities or financial commitment except as disclosed in the CSL Accounts.

11.	Agents

11.1	There are in force no powers of attorney or any special authorities given by CSL other than those given in the ordinary course of business.

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11.2	Other than in the ordinary course of business, CSL has not ever entered into an agreement under which any person has been given representative or agency rights or powers.

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SCHEDULE 7
PARTICULARS OF BOCA

1.	Company name	:	Boca International Limited
2.	Company number	:	362529

3.	Date of incorporation	:	16th June 1992

4.	Place of incorporation	:	Hong Kong

5.	Address of registered office	:	330 Pak Sha Tsuen, Yuen Long, N.T.

6.	Issued share capital	:	HK$184 divided into 184 issued and fully paid shares

7.	Shareholder (number of shares and shareholding %)	:	SGOCO International (184 shares – 100%)
8.	Director	:	Richard Kam Biu Chan

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SCHEDULE 8
PURCHASER WARRANTIES IN RESPECT OF BOCA

1.	General

1.1	The contents of Schedule 7 to this Agreement are true and accurate.

1.2	All information given by the Purchaser or its agents or professional advisers to the Vendor or her employees, agents or professional advisers relating to the business, activities, affairs, or assets or liabilities of BOCA was, when given, and is now true, accurate and complete in all respects.

1.3	There are no material facts or circumstances, in relation to the assets, business or financial condition of BOCA which have not been exhaustively, expressly and fairly disclosed in writing to the Vendor or her employees, agents or professional advisers, and which, if disclosed, might reasonably have been expected to affect the decision of the Vendor to enter into this Agreement.

1.4	The execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation to which BOCA is now a party or any of BOCA or its assets are or may be bound or affected or be in violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting BOCA.

2.	Organisation, Authority and Power

2.1	BOCA is a company duly incorporated and validly existing under the laws of Hong Kong. All issued shares in BOCA are duly authorised, validly issued and fully paid up and none of such shares (where applicable) has been issued in violation of the memorandum and articles of association of BOCA or the terms of any agreement by which BOCA or its shareholders were or are bound, if any.

2.2	SGOCO International is the legal and beneficial owner of the BOCA Shares and is entitled to sell and transfer the BOCA Shares and pass the full legal and beneficial ownership thereof with all rights thereto to the Vendor or her nominee on the terms of this Agreement. The BOCA Shares are issued and fully paid and are beneficially owned by SGOCO International free from all Encumbrances. The BOCA Shares constitutes 48.9% of the issued share capital of BOCA.

3.	Records and taxation

3.1	BOCA has duly made up all requisite books of account (reflecting in accordance with generally accepted accounting principles for all the financial transactions of BOCA), minutes books, registers and records in compliance with all applicable laws and regulatory requirements and these and all other deeds and documents (properly stamped where necessary) belonging to or which ought to be in its possession and its seal are in its possession.

3.2	All the accounts, books, ledgers, financial and other records of whatsoever kind, of BOCA are in its possession, have been fully, properly and accurately kept and completed, do not contain any material inaccuracies or discrepancies of any kind and give and reflect a true and fair view of its trading transactions, and its financial, contractual and trading position.

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3.3	BOCA has duly complied with its obligations to account to the relevant tax authorities and all other authorities for all amounts for which it is or may become accountable in respect of Taxation relating to its business.

3.4	All returns in connection with Taxation that should have been filed by BOCA have been filed correctly and on a proper basis in accordance with all applicable laws and regulatory requirements and there are no facts known or which would on reasonable enquiry be known to BOCA or the director which may give rise to any dispute or to any claim for any Taxation or the deprivation of any relief or advantage that might have been available.

3.5	BOCA is not and does not expect to be involved in any dispute in relation to Taxation and no authority concerned has investigated or indicated that it intends to investigate into the tax affairs of BOCA.

3.6	BOCA has no liability in respect of Taxation (whether actual or contingent) nor any liability for interest, penalties or charges imposed in relation to any Taxation arising or deemed to arise in any accounting period ending on or before the BOCA Accounts Date that is not provided for in full in the BOCA Accounts, and in particular, has no outstanding liability for:

(i)	Taxation in any part of the world assessable or payable by reference to any profit, gain, income or distribution earned, received, paid, arising or deemed to arise on or at any time prior to the BOCA Accounts Date or in respect of any period ending on or before the BOCA Accounts Date; or

(ii)	purchase, value added, sales or other similar tax in any part of the world referable to transaction effected on or before the BOCA Accounts Date,

that is not provided for in the BOCA Accounts.

3.7	Since the BOCA Accounts Date up to and inclusive of the Completion Date:

(i)	BOCA has not been involved in any transaction outside the ordinary course of business which has given or may give rise to a liability to Taxation on BOCA (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit);

(ii)	no accounting period or year of assessment of BOCA has ended;

(iii)	no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the BOCA Accounts if such a disposal or other event had been planned or predicted at the date on which the BOCA Accounts were drawn up;

(iv)	no payment has been made by BOCA which will not be deductible for profits tax (or its equivalent) purposes either in computing the profits of BOCA or in computing the profits tax chargeable on BOCA;

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(v)	no event has occurred with the result that BOCA has or will become liable to pay or bear a liability in respect of Taxation directly or primarily charged against, or attributable to, another person, firm or company; and

(vi)	BOCA has not paid or become liable to pay any penalty in connection with any Taxation or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or will become prospectively liable to pay any Taxation the due date for payment of which will fall within 30 days after the date of this Agreement.

3.8	BOCA has within the time limits prescribed by the relevant legislation duly paid all tax (including provisional tax), made all returns, given all notices, supplied all other information required to be supplied to the Inland Revenue Department and any other relevant governmental authority (including any governmental authority of a foreign jurisdiction) and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and do not reveal any transactions which may be the subject of any dispute with the Inland Revenue Department or other relevant authorities and BOCA is not and has not in the last six years been the subject of an Inland Revenue Department (or equivalent foreign tax authority) investigation or field audit or other dispute regarding tax or duty recoverable from BOCA or regarding the availability of any relief from Taxation or duty to BOCA.

3.9	BOCA has duly submitted all claims and disclaimers which have been assumed to have been made for the purpose of the BOCA Accounts.

3.10	There are no material and/or unusual arrangements, agreements or undertakings, between BOCA and the Inland Revenue Department, or any foreign tax authorities, regarding or affecting the Taxation treatment of BOCA.

3.11	BOCA has kept sufficient records in either English or Chinese:

(i)	of its income and expenditure to enable the assessable profits of its trade, profession or business to be readily ascertained in compliance with and for the period mentioned in Section 51C of the Inland Revenue Ordinance or other similar legislation;

(ii)	of the consideration, in money or money’s worth, payable or deemed to be payable to it, to its order or for its benefit in respect of the right of use of its land or buildings or land and buildings to enable the assessable value of its land or buildings or land and buildings to be readily ascertained in compliance with and for the period mentioned in Section 57D of the Inland Revenue Ordinance.

3.12	BOCA has duly complied with all requirements to deduct or withhold Taxation from any payments it has made and has accounted in full to the appropriate authorities for all amounts so deducted or withheld.

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4.	Corporate Status

4.1	BOCA has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

4.2	No events or omissions have occurred whereby the constitution, subsistence or corporate status of BOCA has been or is likely to be adversely affected.

4.3	No order for the appointment of a liquidator has been made and as receiver has been appointed over the whole or any part of the assets of BOCA.

4.4	No order has been made, or petition presented, or resolution passed for the winding up of BOCA, nor has any distress, execution or other process been levied in respect of BOCA which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against BOCA.

4.5	As at the Completion Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the authorised and issued, unissued or treasury shares or equity interest of BOCA and BOCA has not issued any debt securities, other securities, rights or obligations which are convertible into or exchangeable for, or giving any person a right to subscribe for or acquire, capital or equity interest of BOCA, and no such securities or obligations evidencing such rights are outstanding.

4.6	BOCA is duly incorporated, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business.

5.	BOCA Accounts and BOCA Management Accounts

5.1	The BOCA Accounts:

(i)	have been prepared on a basis consistent with all previous balance sheets and profit and loss accounts of BOCA and in accordance with generally accepted accounting principles, standards and practice adopted in Hong Kong;

(ii)	are true, complete and accurate in all material respects and in particular have made full provision for all material liabilities or make proper provision for (or contain a note in accordance with good accounting practice adopted in Hong Kong respecting) all material deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof and have made adequate provision for bad and doubtful debts and for depreciation of BOCA’s fixed assets having regard to their original cost and estimated life;

(iii)	give a true and fair view of the state of affairs and the financial position of BOCA as at the BOCA Accounts Date and of the results of BOCA for the financial period ended on that date;

(iv)	are not adversely affected by any unusual items which are not disclosed in the BOCA Accounts; and

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(v)	any slow moving, old, obsolescent or excessive stock has been written down appropriately in the BOCA Accounts, any irrevocable work in progress has been wholly written off and the value attributed in the BOCA Accounts to the remaining stock did not exceed the lower of cost and net realisable value at the BOCA Accounts Date and no part of such value is attributable to stock which is unusable or unsaleable in the normal course of BOCA’s business.

5.2	BOCA has no liability for Taxation of any kind, which has not been provided for in the BOCA Accounts.

5.3	Due provision has been made in the BOCA Accounts for any capital commitment undertaken or authorised at the BOCA Accounts Date as may be appropriate and for any bad or doubtful debt due and payable to BOCA in its own right.

5.4	BOCA is a not member of any partnership or unincorporated company or association.

5.5	Since the BOCA Accounts Date up to and inclusive of Completion Date:

(i)	there has been no material adverse change in the financial position or business or prospects of BOCA and BOCA has entered into transactions and incurred liabilities only in the ordinary course of business;

(ii)	BOCA has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

(iii)	the business of BOCA has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off and no unusual or abnormal contract has been entered into by BOCA; and

(iv)	no asset of BOCA has been acquired or disposed of on capital account, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and BOCA has not disposed of or parted with possession of any of its property assets (including know how) or stock in trade or made any payments and no contract involving expenditure by it on capital account has been entered into by BOCA and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on).

5.6	The BOCA Management Accounts have been properly complied by the director of BOCA on the basis which is consistent with the accounting policies consistently applied and are accurate in all respects and show a true and fair view of the state of affairs of BOCA and of its results and profits for the financial period ending on the BOCA Management Accounts Date and:

(a)	depreciation of the fixed assets of BOCA has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

(b)	the BOCA Management Accounts disclose and make full provision or reserve for all actual liabilities;

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(c)	the BOCA Management Accounts disclose and make proper provision or reserve for or note all contingent liabilities, capital or burdensome commitments;

(d)	the bases and policies of accounting of BOCA (including depreciation) adopted for the purpose of preparing the BOCA Management Accounts are the same as those adopted for the purpose of preparing the audited accounts of BOCA for each of the preceding accounting periods since the date of incorporation;

(e)	the profits and losses of BOCA shown in the BOCA Management Accounts and for the preceding accounting periods have not in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low; and

(f)	the accounts receivable shown in the BOCA Management Accounts have been collected or will in aggregate realise the nominal amount thereof less any reserve for bad and doubtful debts included in the BOCA Management Accounts and none of the amounts shown in the BOCA Management Accounts in respect of debtors is represented by debts which were then more than six (6) months overdue for payment and none of the same has been released or settled for an amount less than that shown in the BOCA Management Accounts. All such debts will be collectible in full within one hundred and eighty (180) days of the Completion Date subject to BOCA using all reasonable endeavours to collect the same.

6.	Business, etc.

6.1	BOCA has not given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any party to enter into any contracts, commitments or transactions (other than the usual authority conferred on its director in respect of the ordinary course of business) or pursuant to the banking facilities granted to BOCA.

6.2	BOCA has not entered into any contracts, commitments or transactions other than on an arms-length basis nor breached or defaulted under any contracts, commitments or transactions.

6.3	There are no existing circumstances which indicate that as a result of the consummation of this Agreement:

(i)	the existing level of business of BOCA may be substantially reduced; and

(ii)	BOCA will lose the benefit of any right or privilege which it enjoys.

6.4	Compliance with the terms of this Agreement does not and will not :

(i)	conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which BOCA is a party, or any provision of the memorandum or articles of association or equivalent constitutive documents of BOCA or any Encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of BOCA is bound or subject;

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(ii)	relieve any person from any obligation to BOCA (whether contractual or otherwise), or enable any person to determine any obligation, or any right or benefit enjoyed by BOCA, or to exercise any right, whether under an agreement with, or otherwise in respect of, BOCA;

(iii)	result in the creation, imposition, crystallisation or enforcement of any Encumbrances whatsoever on any of the assets of BOCA; or

(iv)	result in any present or future indebtedness of BOCA becoming due, or capable of being declared due and payable, prior to its stated maturity.

6.5	BOCA has, at all times, carried on its business and conducted its affairs in all respects in accordance with its memorandum and articles of association or equivalent constitutive documents for the time being in force and any other documents to which it is, or has been, a party.

6.6	BOCA is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

6.7	BOCA is not a party to any undertaking or assurances given to any court or governmental agency, which is still in force.

6.8	BOCA has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, whether of Hong Kong or elsewhere.

6.9	BOCA is not in breach of any of the terms or conditions of any of the licences or consents.

6.10	BOCA is not a party to any contract, transaction, arrangement or liability which:

(i)	is of an unusual or abnormal nature, or outside the ordinary and proper course of business; or

(ii)	cannot readily be fulfilled or performed by it on time without undue, or unusual, expenditure of money, effort or personnel.

6.11	No notice, demand or claim of default under any agreement, instrument or arrangement to which BOCA is a party has been received by BOCA and is outstanding against it and there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party.

7.	Corporate Records and Procedures etc.

7.1	The copy of the memorandum and articles of association or the equivalent constitutive documents of BOCA delivered to the Vendor is accurate, update and complete in all respects.

7.2	No alteration has been made to the memorandum or articles of association or the equivalent constitutive documents of BOCA and no resolution of any kind of the shareholders of BOCA has been passed (other than resolutions relating to the business at annual general meetings which was not special business) without disclosure in writing to the Vendor.

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7.3	BOCA has fully and punctually observed and complied with its obligations under the relevant companies legislations and the relevant statutes and all returns, particular resolutions and other documents (if any) required to be filed have been properly and punctually filed.

7.4	The register of members of BOCA is and will at Completion be correct. There has been no notice of any proceedings to rectify the register, and there are no circumstances which might lead to any application for rectification of the register, nor will there be any such circumstances at or before Completion.

8.	Director

Other than the director set out in Schedule 7, the Company has no other director.

9.	Dispute, Claims and Litigation

9.1	Except for the litigation search results and their brief description as set out below, BOCA is not engaged in any litigation, administrative, mediation or arbitration proceedings, as plaintiff or defendant; there are no non-compliance, investigation, inquiry or enforcement proceedings pending or threatened, either by or against BOCA; and no circumstances exist which are likely to give rise to any litigation, administrative, mediation or arbitration proceedings:NIL.

9.2	There is no dispute with any revenue, or other official, department or other regulatory authority in Hong Kong or elsewhere, in relation to the affairs of BOCA, and the Company is not aware of any facts which may give rise to any dispute.

9.3	No order has been made, or petition presented, or resolution passed for the winding up of BOCA; nor has any distress, execution or other process been levied in respect of BOCA which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against BOCA.

9.4	BOCA has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

9.5	BOCA has not committed any criminal act or material breach of contract or statutory duty or any tortious or other unlawful act.

9.6	No unsatisfied judgment is outstanding against BOCA.

10.	Liabilities

10.1	BOCA does not have, as at the BOCA Accounts Date, any material liabilities or financial commitment except as disclosed in the BOCA Accounts.

11.	Agents

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11.1	There are in force no powers of attorney or any special authorities given by BOCA other than those given in the ordinary course of business.

11.2	Other than in the ordinary course of business, BOCA has not ever entered into an agreement under which any person has been given representative or agency rights or powers.

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SCHEDULE 9
FORM OF PROMISSORY NOTE

Principal amount: HK$27,103,410	Issue date: [●]

HK$27,103,410 8% Coupon Promissory Note

FOR VALUE RECEIVED, GIANT CONNECTION LIMITED (the “Payor”) promises to pay to the order of Leung Iris Chi Yu (the “Payee”), the principal sum of HK$27,103,410 (the “Principal Amount”), or such lesser amount as shall then equal to the outstanding Principal Amount hereunder, on an interest bearing basis.

This Promissory Note (this “Note”) is issued in consideration of the Payee agreeing to sell to the Payor, the Sale Share as defined in the Share Exchange Agreement in respect of 100% of the issued share capital of PARIS SKY LIMITED entered into between the Payor and the Payee (the “Agreement”). Terms used herein have the same meanings as defined in the Agreement.

The Principal Amount shall be due and payable on demand by the Payee. On the date of repayment of the Principal Amount, the Payor shall pay accrued interest thereon at a rate of eight percent (8%) per annum. Payment of the Principal Amount and the interest accrued thereon in respect of this Note shall be made in lawful money of Hong Kong in same day funds at such place as shall be designated in writing by the Payee.

This Note and any rights or obligations hereunder may not be assigned, conveyed or transferred, in whole or in part, by any party without the prior written consent of the other party.

The rights and obligations of the Payor and the Payee under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. This Note may not be changed, altered, waived or terminated unless in writing and signed by or on behalf of each of the parties to this Note.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of Hong Kong without giving effect to the choice of law provisions.

The Common Seal of	)
GIANT CONNECTION LIMITED	)
was affixed hereunto	)
in the presence of:	)

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